(Exhibit 11)

                           INTERNATIONAL PAPER COMPANY
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)
                     (In millions, except per share amounts)

                                               Three Months Ended        Six Months Ended
                                                    June 30,                June 30,
                                               -------------------     -------------------
                                                 1999        1998        1999        1998
                                               -------     -------     -------     -------
Net earnings (loss)                            $   (71)    $   103     $   (39)    $   203
Effect of dilutive securities
   Preferred securities of subsidiary trust
                                               -------     -------     -------     -------
Net earnings (loss) - assuming dilution        $   (71)    $   103     $   (39)    $   203
                                               =======     =======     =======     =======

Average common shares outstanding                413.0       411.8       412.5       409.6
Effect of dilutive securities
   Long-term incentive plan deferred
     compensation                                 (1.1)       (0.8)       (1.1)       (0.8)
   Stock options                                               3.2                     3.1
   Preferred securities of subsidiary trust
                                               -------     -------     -------     -------
Average common shares outstanding -
   assuming dilution                             411.9       414.2       411.4       411.9
                                               =======     =======     =======     =======

Earnings (loss) per common share               $ (0.17)    $  0.25     $ (0.09)    $  0.50
                                               =======     =======     =======     =======
Earnings (loss) per common share -
   assuming dilution                           $ (0.17)    $  0.25     $ (0.09)    $  0.49
                                               =======     =======     =======     =======

Note: If an amount does not appear in the above table, the security was antidilutive for the period presented.